UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A Amendment No. 1 is filed solely to include an additional GAAP/non-GAAP reconciliation that was inadvertently omitted from the earnings release attached to the original Form 8-K filed on May 29, 2009.

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 to the original Form 8-K filed earlier on May 29, 2009 is a copy of a press release of Mentor Graphics Corporation dated May 29, 2009, announcing the Company’s financial results for the first quarter of fiscal year 2010 and the Company’s outlook for the second quarter of fiscal year 2010, which was furnished to the Securities and Exchange Commission. Set forth below are reconciliations of GAAP total expenses to non-GAAP total expenses for the three months ended April 30, 2008 and 2009.

MENTOR GRAPHICS CORPORATION

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(In thousands)

	Three Months Ended April 30,
	2009	2008
GAAP cost of revenues	$29,040	$33,862
GAAP operating expenses[a]	170,881	176,010

GAAP total expenses	199,921	209,872

Reconciling items to non-GAAP total expenses:
Equity plan-related compensation	(7,770)	(6,551)
Prepaid royalty costs	—	(103)
Amortization of other identified intangible assets	(5,818)	(5,671)
Rebalance, restructuring, and other costs	(5,695)	(9,650)

Non-GAAP total expenses[a]	$180,638	$187,897

[a]	Adjusted for the reclassification of the French research and development credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION (Registrant)

Date: June 1, 2009	By:	/s/ Dean M. Freed
Dean M. Freed Vice President and General Counsel